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                                                                EXHIBIT 23(A)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Chicago Corporation:

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 13, 1994, incorporated by reference in First Chicago Corporation's Form 10-K for the year ended December 31, 1993, and to the reference to our Firm under the caption "Experts" in this Registration Statement.

                                          Arthur Andersen & Co.

Chicago, Illinois

April 12, 1994